Hometown Sports Management
Virginia Beach Sportsplex

SPORTSPLEX

USE PERMIT AGREEMENT

THIS AGREEMENT is made this 21st day of February, 2019 between **Hometown Sports Management, LLC** of the Commonwealth of Virginia, hereinafter collectively referred to as "HSM", the authorized permitting agent of the Facility on behalf of its owner, the Major League Football, Rick Nichols as "Permittee."

WITNESETH:

1. **Use of Facility.** HSM assigns to Permittee the use of the designated space described in the table below, on the prescribed dates and times, for the prescribed fees, in the Virginia Beach Sportsplex, an outdoor sports stadium located in Princess Anne Commons, Virginia Beach, Virginia (the "Facility"):

Date	Facility		Estimated cost	Rent
2019 Season	Locker Room Rental Shower & Ice Included Turf Rental	Event Times: Gates Open: TBD End Time: TBD	$1200/week 10 week estimate Turf Rental for practice M-F before 2 pm- Included	$12,000.00
	Rental Price includes the following per day, as available:			
	Box Suites	Contact HSM Staff for Pricing and availability	$150.00 - $900.00 **(FOOD/BEVERAGE EXTRA)**	**AVAILABLE**
	Estimated Reimbursable Expenses			
	Field Lining	To paint all boundary, goal and zone areas	Fees Vary	
	Event Supervisor	Duties include: To oversee operations: open and close facility; manage phones; provide direction for event set up and break down; assist concessionaires as needed; other duties as needed.	$17.00 per hour **MINIMUM HRS**	**WAIVED**
	Event Assistants	To assist Event Supervisor as needed	$12.00 per hour **MINIMUM HRS**	**WAIVED**
	Operations Assistants	Additional Staffing needed to expedite the facility security and logistical needs of the event host.	$7.50 per hour	**WAIVED**
	Custodians	To retrieve disposed items during an event and maintain 2nd and 3rd level concourses.	$10.00 per hour **MINIMUM HRS**	**WAIVED**
	Post Event Stadium Seating Cleaning	To retrieve all large trash items, broom sweep and back pack blow entire stands area and main concourse.	$375.00	**WAIVED**
	Post Event Facility Cleaning	To clean after event. Example of areas: rest rooms/locker rooms/suites/turf after an event	$280.00	**WAIVED**
	Video Board Operator	To provide graphics/video on scoreboard during event	To be determined	**TBD**
	Grounds Assistant (if needed)	If needed as additional staffing or if field preparations are needed on day of event	$10.00 per hour	**WAIVED**
	Facility Maintenance Manager (if needed)	If needed as additional staffing or if technical support needed.	$16.00 per hour	**WAIVED**
	Administrative Fee	To act on behalf of the event organizer to arrange for all logistical needs that must be facilitated on site per the request of the event organizer. To provide services and maintain the communication and documentation needed to execute the request of the event organizer.	25% of Reimbursable Fees NON-REFUNDABLE	**WAIVED**
This is total due, unless event times or any other conditions warrants a change -Total Due				**$12,000.00**
Payable by Cash, Checks or Money Order. Made Payable to HSM or Hometown Sports Management.				
REQUIRED – 2-POLICE OFFICERS Permittee to pay directly to at end of event @$35.00 an hour each. Must have on site when gates open until closed. Depending on attendance could require additional officers. **(2) Mike Gates 342-6084**			**Estimate:**	**TBD**
REQUIRED – Medical Staff/Ambulance on site (Special Event Providers of Emergency Medicine). Permittee to pay directly to provider. **Tom Martin 287-7251**			**Estimate:**	**TBD**

for the purpose of presenting the following event: **Locker Room Rental**

Arrival time of permittee on site is 2019 for the date listed in paragraph 1.

Permittee must have vacated occupancy of the facility by: 2019

EXHIBIT
tabbies

2. **Fees, Deposit.** Permittee agrees to pay to HSM a rental fee as specified in the table in Paragraph 1 above. Permittee agrees to pay an initial deposit of **$12,000 due 30 days prior to first practice** with the execution and return of this Agreement. Permittee further agrees to pay to HSM, within one week before event, associated fees, required to cover (a) the balance due for rent if applicable; (b) estimated costs of staffing; (c) reimbursable costs which HSM might incur on behalf of Permittee relative to the Event; and (d) in-house services and equipment. Full payment of the rental fee and all other payments, if any, specified herein shall also be made in a matter suitable to HSM by this date.

3. **Event Cancellation.** Should Permittee cancel the Event, in writing, HSM shall retain any deposit(s) unless the date(s) and space(s) specified herein can be re-rented at the same or greater rental fee. Permittee shall also be responsible for any reimbursable expenses incurred by HSM in connection with the Event. HSM reserves the right, in its sole discretion, to cancel or postpone the Event, in its sole opinion, (i) if the performance of the Event would result in excessive damage to the playing surface of the Sportsplex; (ii) in the event of inclement weather when such conditions may endanger the safety and well being of the public, athletes, performers, or staff; or (iii) if the Event presents a danger to the health and safety of the public, athletes, performers, or staff, taking into consideration the nature of the Event. HSM shall consult with Permittee's designated representative prior to making the decision to postpone or cancel the Event. If the Event is postponed or canceled by HSM, Permittee shall not be required to reschedule the Event. Rental fees will be refunded to Permittee in the event that the Event is not rescheduled within thirty (30) days. Permittee will be responsible for any out of pocket expenses such as field preparation and event staffing regardless of whether or not the Event was held.

4. **Services.** The rental fee specified herein includes use of assigned space(s), stadium lighting for evening events and the use of an unattended public address system. The use of concourses, hallways, lobbies and other areas of ingress or egress of the Facility are deemed "nonexclusive" spaces and Permittee shall have "exclusive" access only to those spaces specified in Paragraph 1 of this Agreement. Permittee hereby releases HSM and waives all claims for damages or loss of profits or other compensation in the event that electrical or mechanical failures prohibit the use of the systems specified above. Press areas and box suites will be assigned at the discretion of HSM. HSM reserves exclusive control and management over the parking areas serving the Facility and Permittee shall not control or cause to control by fees or other means access to the parking areas serving the Facility. All other staffing, equipment, services, insurance or taxes will be at the expense of Permittee.

5. **Permittee Use of HSM's Services and Personnel** Permittee shall utilize all regularly employed personnel and services of HSM for security, field preparation, emergency medical care for guests, maintenance, event day custodial service, post Event clean up and Event supervision. Permittee agrees to pay the costs of the same to the extent required. HSM reserves the right to specify a minimum number of personnel to be employed for each Event. In order to comply with food service agreements, smoking regulations, alcoholic beverage regulations and other regulations, HSM may schedule its personnel at Permittee's expense to monitor and enforce its policies.

6. **No Assignment.** Permittee shall not assign or transfer any rights in this Agreement without the prior written approval of the HSM.

7. **Advertising.** Permittee agrees that any advertising for the Event shall not be misleading, shall be honest and true and shall include accurate information about the Event, its times and admission fees. All advertising space inside or on the grounds of the Facility shall remain under the exclusive control of HSM. HSM reserves the right to advertise future events (including the Event) to be held at the Facility. HSM reserves the right to have five (5) vendors on site and twenty (20) tickets for every event. **HSM's stadium advertising will take precedence over Permittee's advertising when branding or competing product issues arise. No Sports Medicine advertising allowed, other than CHKD, on Sportsplex Property unless approved by HSM.**

8. **Insurance.** Permittee shall secure and maintain in full force and effect at all times during the term of this Agreement a comprehensive general liability insurance policy in which the Permittee and Hometown Sports Management, LLC and City of Virginia Beach are named as insureds, covering both bodily injury and property

damage. The minimum policy limits are **One Million Dollars** (**$1,000,000.00**) combined single limit (C.S.L.) coverage. The insurance policy shall be written by an insurance company licensed to conduct the business of insurance in the Commonwealth of Virginia and acceptable to HSM. **Permittee shall deliver a certificate of insurance evidencing the required coverage to Hometown Sports Management, LLC and the City of Virginia Beach at least one week prior to event. If not received before event, the event may be cancelled and no refund of deposit shall be made to permittee.**

9. **Damage.** Permittee shall be liable for damages to the Facility, its grounds and equipment, resulting from the acts of Permittee, its agents, team members, opposing team members, employees, patrons or guests, whether accidental or otherwise. Permittee agrees to leave the Facility, its grounds and equipment in the same condition as existed on the date(s) of occupancy, ordinary wear and tear excepted. Permittee agrees to indemnify and hold harmless HSM, the City of Virginia Beach and the Virginia Beach Development Authority, and their respective agents, volunteers, servants, employees, and officials from any and all claims, losses or expenses, including reasonable attorney's fees and litigation expenses suffered by any indemnified party or entity as a result of claims or suits regardless of their nature, including death or injury to any person or damage to property resulting from, relating to or arising out of Permittee's use of the Facility. This provision shall survive the termination or expiration of this Agreement.

10. **Personal Property.** The delivery of property or materials to the Facility before the first day of occupancy is prohibited unless approved in writing by HSM. HSM reserves the right to refuse the delivery of any unauthorized materials or property. Permittee agrees to remove all of its property and materials in connection with the Event at the conclusion of the assigned period of occupancy. Permittee shall be responsible for the payment of all shipping, handling and storage costs along with any liquidated damages related to the disposition of its property and materials. HSM shall in no way be liable or responsible for any claims regarding loss or damage to any of Permittee's property or materials housed inside or on the grounds of the Facility, however caused.

11. **Public Safety.** Permittee agrees that it will conduct its activities at the Facility and in connection with the Event with due regard to public safety at all times. All portions of the sidewalks, entries, doors, passages, vestibules, halls, corridors, stairways and all ways of access to the utilities of the Facility shall be kept unobstructed and shall not be used for any purpose except ingress and egress. Uses of the Facility, other than those for which the Facility was designed, may require advance approval by the Virginia Beach Fire Department.

12. **Public Address System.** HSM reserves the right, in the interest of public safety, to control all public address systems. Permittee agrees to cooperate and cause its employees and agents to cooperate with the delivery of public safety announcements. HSM may interrupt the Event at any time in the interest of public safety.

13. **No Alterations.** Permittee shall not mar or deface any portion of the Facility, its grounds or equipment nor make or allow any alterations of any kind thereto. The use of nails, hooks, tacks, screws, staples or similar fastening devices on any Facility structure or equipment are prohibited without the prior consent of HSM. Permittee shall not post or allow to be posted any signs, cards or posters except in such display areas as HSM may designate. The use of any area of the Facility by Permittee shall be a nonexclusive right.

14. **Signage.** No decorations shall be placed inside or on the grounds of the Facility without the prior consent of HSM. All decorations, props, banners and signs shall be of nonflammable materials and shall be subject to the approval of the Virginia Beach Fire Department. HSM reserves the right to remove and dispose of all unauthorized decorations, props, banners and signs.

15. **Access by Patrons.** Permittee agrees that patrons shall be allowed admittance to the Facility at least sixty (60) minutes in advance of the scheduled event unless prior consent is received from HSM. This event is using Parking Lot for event, parking lot will be coned off before event.

16. **Evacuation.** If it becomes necessary to evacuate the Facility for reasons of public safety, Permittee shall retain possession of the assigned space for sufficient time to complete the presentation of the Event, provided such action does not interfere with other bookings.

17. **Concessions.** HSM reserves the right to approve any concession agreements entered into by the Permittee.

HSM reserves for itself and its designated "Food Service Operator" any and all catering and concession rights including food, beverages, souvenirs and novelties and parking. Permittee shall see to it that its employees, contractors, exhibitors, agents or patrons do not carry, arrange delivery or attempt to furnish, distribute or sell food or beverages inside and on the grounds of the Facility unless such arrangements are specified herein. Permittee shall have the right to sell programs, souvenirs and novelties, subject to the advance approval by HSM and subject to the payment of any applicable commissions. HSM reserves for itself all rights to parking on its grounds and Permittee shall not control or cause to control by fees or other means access to Facility parking spaces. **Bringing outside food and beverages into the Facility is prohibited.**

18. **Broadcast Rights.** HSM reserves the right to approve any television and radio broadcasts originating from the Facility during the period of this Agreement. HSM reserves the right to require advance payment of any estimated production costs associated with said broadcast.

19. **Tickets.** Permittee agrees that it not sell more than **9,000** general admission tickets. Restrictions may apply to the sale of reserve seating tickets. The use of box suites is not available to Permittee unless specifically agreed to in writing by HSM. HSM shall at all times have control and direction of its ticket office, personnel and revenues until settlement. The number of tickets authorized shall include any complimentary passes issued by Permittee. HSM shall reserve a certain number of seats as back up or problem seats for each Event. HSM agrees that tickets or passes for any seats with limited or impaired vision or any backstage passes will not be sold or distributed unless clearly marked as "Vision Impaired" or "Backstage".

20. **Occupancy Limits.** Permittee shall not permit or cause to permit any occupancy in excess of the occupancy rating as determined by the Virginia Beach Fire Department of any space assigned to Permittee.

21. **Operator's Lien.** HSM shall have the first lien against any and all ticket office receipts for payment of all unpaid rental fees, reimbursable expenses, damages to the Facility and appropriate taxes resulting from or arising out of the Event covered by this Agreement, including any expenses arising out of paragraph twenty-six (26) hereof. HSM is empowered and authorized by Permittee to withhold sufficient funds from ticket office receipts to pay all such items.

22. **Ticket Refunds.** HSM reserves the right to order ticket refunds, for cause, in keeping with a policy of preserving public faith. This shall include, but not be limited to, refunds for seats blocked by equipment and failure of the Event to show or begin within thirty (30) minutes from the time for which it is scheduled, which schedule shall be submitted by Permittee with this Agreement. In the event that HSM orders ticket refunds, Permittee hereby waives any and all of its rights to the ticket receipts refunded and hereby releases HSM as to any liability of any kind in connection with or related to said ticket refunds.

23. **Third Party Contracts.** Permittee certifies and attests that valid, properly executed and compatible contracts exist between Permittee and all persons engaged by Permittee to perform, appear or otherwise take part in any Event for which Permittee has rented the Facility. Permittee shall submit to HSM, upon demand, copies of all documents pertaining to said contracts with such persons.

24. **Prior Approval of Events.** HSM retains the right of prior approval of performances, exhibitions, or entertainment with respect to any Event to be offered pursuant to this Agreement. Permittee agrees that no such Event (or part thereof) shall be given or held if HSM notifies Permittee, in writing, that it objects thereto. HSM may base objections upon the grounds, among other things, that the Event is offensive to the public morals or fails to uphold Event advertising claims, or violates the Event content restrictions agreed to by both parties at the time of the completion of this Agreement. HSM further reserves the right to protect other bookings including but not limited to imposing periods of separation between similar events or limits as to the number of similar events held within a twelve (12) month period. HSM shall not be liable to Permittee for any claims or damages of any kind for the cancellation of an Event pursuant to this Paragraph.

25. **Copyrighted Material.** Permittee shall assume all costs arising from the use of patented, trademarked, franchised or copyrighted music, works, materials, devices, processes or dramatic rights used or incorporated into the Event. Permittee agrees to indemnify and hold harmless HSM from any and all claims and costs, including legal fees, which might arise in connection with or as a result of the use of any such material described herein.

26. **Payment of Taxes and Fees; Permits**. Permittee agrees to pay promptly all taxes, excise or license fees, and to take out all licenses and permits required for use of assigned spaces as required by federal, state or local laws and ordinances, and Permittee shall provide evidence of the same to HSM upon request. Permittee further agrees to advise all authorized vendors offering goods for sale that applicable city, state and federal tax reports must be filed.
27. **Compliance with Laws**. Permittee shall comply with all laws, ordinances or regulations adopted or established by federal, state or local governmental agencies or bodies, and all rules and regulations as provided by HSM. Permittee shall require that its agents and employees likewise comply. Permittee shall comply with all sections of the Americans with Disabilities Act. Disabled accommodations include, but are not limited to, the acquisition and construction of special equipment such as ramps, hearing impaired amplification equipment or sight impaired magnification equipment and the modification of event logistics designed to give the disabled the greatest possible access to the Event.
28. **Rules and Regulations**. HSM reserves the right to make and enforce all rules and regulations, which it deems necessary and proper for the management and operation of the Facility. Authorized representatives of the Facility shall at all times have access to all space in the Facility. All space, including spaces specified in this Agreement, and all outdoor areas shall at all times be under the charge and control of the Facility and HSM. HSM reserves the right to evict any person or persons whom it deems objectionable from any portion of the Facility. Upon the exercise of such right by HSM, its agents or employees, Permittee hereby waives any right or claim for damages against HSM or any of its agents or employees.
29. **Force Majeure**. In the event that the use of the Facility or any space therein is prevented by regulations of governmental authorities as the result of war conditions, mobs, riots, fire, the elements, other emergencies, equipment failure or strikes or make impractical for use by any cause whatsoever, HSM may terminate this Agreement. Likewise, in the case of an emergency, the Facility may be declared an evacuation center to be immediately occupied by the general public. Permittee shall then relinquish the assigned space and cooperate with government officials to implement emergency measures. In either case, HSM shall return to Permittee any deposit or payment made in accordance with the terms of this Agreement, less any reimbursable costs. Permittee hereby waives any and all claims for damage or loss of profits or other compensation should this Agreement be so terminated. If by reason of the fact that the government (whether federal, state or local) shall find it necessary to curtail or suspend the operation of fraternal groups or societies or to forbid the use by any group or society of public assembly facilities, it is understood, in such cases, that HSM or Permittee may cancel this Agreement on receipt of such governmental notice without penalty or liability to either party.
30. **Non-Discrimination**. During the term of this Agreement, Permittee will not discriminate against any employee or applicant for employment because of race, religion, color, sex, national origin, age, disability, or any other basis prohibited by state law relating to discrimination in employment, except where there is a bona fide occupational qualification/consideration reasonably necessary to the normal operation of Permittee. Permittee agrees to post at its place of business, in conspicuous places, available to employees and applicants for employment, notices setting forth the provision of this nondiscrimination clause. Permittee, in all solicitations placed or advertisements for employees placed by or on behalf of Permittee arising out of this Agreement, will state that such Permittee is an equal opportunity employer.

Notices, advertisements and solicitations placed in accordance with federal laws, rules or regulations shall be deemed sufficient for the purpose of meeting the requirements herein. Permittee will include provisions of the foregoing paragraphs in every contract or purchase order of more than ten thousand dollars ($10,000.00) pertaining to this Agreement so that the provisions will be binding upon such contractors or vendors.

Permittee will provide a drug-free workplace for Permittee's employees. Permittee will state in all solicitations or advertisements placed by or on behalf of Permittee arising out of this Agreement that Permittee maintains a drug-free workplace.

31. **Misrepresentation**. Any misrepresentation on the part of Permittee in connection with this Agreement

shall be justifiable grounds for immediate cancellation of this Agreement by HSM without any recourse on the part of Permittee.

32. **Governing Law.** This Agreement shall be deemed to be a Virginia contract and shall be governed as to all matters whether of validity, interpretations, obligations, performance or otherwise exclusively by the laws of the Commonwealth of Virginia, and all questions arising with respect thereto shall be determined in accordance with such laws. Regardless of where actually delivered and accepted, this Agreement shall be deemed to have been delivered and accepted by the parties in the Commonwealth of Virginia. Any and all claims for any and every breach or dispute arising out of this Agreement shall be maintained in the appropriate court of competent jurisdiction in the City of Virginia Beach.

33. **Locker Room:** Personal items and equipment may be left in locker rooms at owners own risk. HSM has the right to ask for removal of items for games. Our professional soccer team, VB United, have the rights to the locker rooms May 8, May 14, May 19, June 1, June 15 and July 1. All items need to be removed before these dates. A side room will be provided to use for additional storage when needed.

34: **Cleaning:** Major League Football will be responsible for cleaning locker room areas each day and must be disinfected before releasing back to HSM for events.

35: **Contacts:** Major League Football designated Rick Nichols as a primary contact for communications. MLFB will name a team general manager who will be a local contact and responsible for day to day contact with HSM. Frank Murtha shall be designated as the contact for legal notices.

PERMITTEE: Frank Murtha

Accepted by:

HSM:

Approved by:

This permit is void unless signed and returned on or before: